EXHIBIT 5.1


                      [BARNES & THORNBURG LLP LETTERHEAD]

May 13, 2005

White River Capital, Inc.
250 North Shadeland Avenue
Indianapolis, Indiana 46219


Ladies and Gentlemen:

     We have acted as counsel to White River Capital, Inc. ("White River") in connection with (i) the proposed issuance (the "Share Exchange") of 310,191 shares (the "Share Exchange Shares") of common stock, no par value, of White River (the "White River Common Stock") in exchange for the outstanding shares of common stock, no par value, of Union Acceptance Corporation ("UAC") pursuant to the Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated March 9, 2005, between White River and UAC; and (ii) the proposed issuance by White River of 3,500,000 shares (the "Subscription Shares" and together with the Share Exchange Shares, the "Shares") of White River Common Stock in a subscription offering (the "Subscription Offering") to shareholders of UAC and to certain standby purchasers, in each case as described in the registration statement on Form S-1 and Form S-4 of White River with respect to the White River Common Stock to be issued in connection with the Share Exchange and the Subscription Offering (as amended, the "Registration Statement"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

     This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the following opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of -

     (1) the Registration Statement being filed by White River with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act on the date hereof,

     (2) the Share Exchange Agreement,

     (3) a specimen certificate representing the Common Stock,

     (4) the Articles of Incorporation and By-Laws of White River, as amended, each as presently in effect,

     (5) questionnaires completed by directors and officers of White River, and

     (6) certain resolutions adopted by the Board of Directors of White River relating to the issuance of the Shares and related matters.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of White River and such agreements, certificates of public officials, certificates of officers or other representatives of White River and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination we have assumed:

     (a) the genuineness of all signatures;

     (b) the legal capacity of all natural persons;

     (c) the authenticity of all documents submitted to us as originals;

     (d) the accuracy and completeness of all corporate and public documents and records made available to us;

     (e) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies;

     (f) that the certificates representing the Shares conform to the specimen thereof examined by us, have been countersigned and registered by authorized officials of the transfer agent for the Common Stock and delivered in accordance with the instructions of White River.

     In making our examination of executed documents, we have assumed

     (a) that the parties thereto, other than White River, had the power, corporate or other, to enter into and perform all requisite action, corporate or other, execution and delivery by such parties of such documents, and

     (b)  the validity and binding effect thereof.

     On the basis of such examination and review, we advise you that, in our opinion, the Shares have been duly authorized and will be validly and legally issued, fully paid and non-assessable when:

     (i) the Registration Statement filed by White River with respect to the Shares shall have become effective under the Act and

     (ii) in the case of the Share Exchange Shares, the Share Exchange Shares shall have been issued upon consummation of the Share Exchange pursuant to and in accordance with the terms and conditions of the Share Exchange Agreement, and

     (iii) in the case of the Subscription Shares, the Subscription Shares shall been issued upon consummation of the Subscription Offering pursuant to and in accordance with the terms and conditions of the Subscription Offering described in the Registration Statement,

     The foregoing is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,


                                   /s/ Barnes & Thornburg LLP

                                   BARNES & THORNBURG LLP